MEMORANDUM OF UNDERSTANDING

BETWEEN

OTE CORPORATION

AND

DCNS

FOR

USVI OTEC AND/OR SWAC PROJECT

This Memorandum of Understanding (hereinafter referred to as “MoU”) is made and entered into by and between:

OCEAN THERMAL ENERGY CORPORATION, a corporation organized under the laws of Delaware (United States of America) having its registered office located at 800 South Queen Street, Lancaster, PA 17603, United States of America,

hereinafter referred to as “OTE Corp.”

on the one part,

and

DCNS, a company (“Societe Anonyme”) incorporated under the laws of France with a capital of EUR 563,000,000, incorporated with the Register of Trade and Commerce of Paris under the number B 441 133 808, whose registered office is at 40-42, rue du Docteur Finlay, 75015 Paris, France,

hereinafter referred to as “DCNS”

on the other part.

OTE Corp. and DCNS are hereinafter individually referred to as a “Party” and collectively as the “Parties.”

TABLE OF CONTENTS

ARTICLE 1	- PURPOSE OF THIS MOU

ARTICLE 2	- GENERAL PRINCIPLES OF COOPERATION

ARTICLE 3	- OFFER

ARTICLE 4	- COMING INTO FORCE, DURATION AND VALIDITY

ARTICLE 5	- CONFIDENTIALITY

ARTICLE 6	- ASSIGNMENT

ARTICLE 7	- COMMUNICATIONS - ADVERTISING

ARTICLE 8	- GOVERNING LAW AND ARBITRATION

ARTICLE 9	- INTELLECTUAL PROPERTY RIGHTS

ARTICLE 10	- NOTICES

ARTICLE 11	- ENTIRE MOU AND AMENDMENT

ARTICLE 12	- LANGUAGE

ARTICLE 13	- MISCELLANEOUS

ANNEX 1	- CONFIDENTIALITY PROVISIONS

ANNEX 2	- WORK SHARING SCHEME

ANNEX 3	- ESTIMATED SCHEDULE

ANNEX 4	- ESTIMATED VALUE OF THE PRELIMINARY FEASIBILITY STUDY

WITNESSETH

WHEREAS, OTE Corp. is a renewable energy corporation specializing in Ocean Thermal Energy Conversion (OTEC) and Seawater District Cooling (SDC) systems and technology.

WHEREAS, DCNS is a leading European player on the world market for naval defense systems (acting as prime contractor, shipbuilder and systems integrator), now expanding into services and energy, especially in renewable ocean energies including OTEC, floating wind turbines, tidal turbines and wave energy converters.

WHEREAS, DCNS targets worldwide market for plant generating electricity from OTEC and aims at supplying, as EPCI (Engineering Procurement Construction and Installation) contractor, OTEC power plants and SDC systems.

WHEREAS, OTE Corp. targets OTEC market acting as project developer with a BOO (Build Own and Operate) business model.

WHEREAS, OTE Corp. and DCNS have entered into a memorandum of understanding on January 22nd 2013, in order to start discussions to explore the possibility of collaborating together on OTEC projects.

WHEREAS, the US Virgin Islands, hereinafter referred to as “USVI,” may be interested in installing a SDC and/or an OTEC power plant in its territory of hereinafter referred to as the “Project.”

WHEREAS, the USVI intend to express their requirements with respect to the Project in a request for information and/or proposal that is expected for the beginning of 2015, hereinafter referred to as “Request.”

WHEREAS, the Parties, given their diverse and complementary capabilities, are willing to cooperate to (i) perform a preliminary feasibility study and (ii) prepare an offer under OTE Corp.’s name or dedicated OTE Affiliate in answer to the Request in order for said offer to be submitted and to be accepted by the USVI and (iii) if such offer is accepted by USVI, to negotiate in good faith a EPCI contract for DCNS to perform the EPCI work for the execution of the Project.

WHEREAS, an entity shall be treated as being an Affiliate of another if that other entity:
(i)             is directly or indirectly controlling such Party;
(ii)            is under the same direct or indirect ownership or control as such Party; or
(iii)           is directly or indirectly owned or controlled by such Party. For these purposes, an entity shall be treated as being controlled by another if that other entity has more than fifty per cent (50%) of the shares or more than fifty per cent (50%) of the votes in such entity, is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.
Notwithstanding the foregoing and for the avoidance of doubt, the French State or third-party companies under direct or indirect control of the French State which are not part of the DCNS Group shall not be considered as DCNS Affiliates.

WHEREAS, an EPCI means Engineering, Procurement, Construction and Installation.

THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

ARTICLE 1 – PURPOSE OF THIS MOU

The purpose of this MOU is to define the terms and conditions under which the Parties agree to cooperate under the Project in order to:

(a)	perform a preliminary feasibility study in accordance with Annexes 2 and 3; and

(b)
prepare and submit an answer to USVI requirements in accordance with article 3, hereinafter referred to as “Offer”, in order for said Offer to be accepted and the contract for the execution of any OTEC power plants and SDC systems project in USVI and/or the Project to be subsequently awarded to OTE Corp. by the USVI, hereinafter referred to as “Prime Contract”; and

(c)
negotiate and enter into an EPCI agreement between the Parties in accordance with the principles provided in articles 2.1, 2.2, 2.3 and 2.4, hereinafter referred to as “EPCI Contract”, to provide the terms and conditions of their cooperation for the negotiation and the performance of the Prime Contract (should the Offer be accepted and the Prime Contract be subsequently awarded to OTE Corp. by the USVI).

ARTICLE 2 – GENERAL PRINCIPLES OF COOPERATION

Both Parties agree that their cooperation under the Project, in particular with respect to the Offer and the EPCI Contract, shall be governed by the following principles:

2.1
The anticipated work share of each Party under the Project (including the preliminary feasibility study) shall be defined on the basis of the Work Sharing Scheme as attached in Annex 2, hereinafter referred to as “Work Share”, and to be further discussed and finalised later in the EPCI Contract, subject to the changes which might be subsequently agreed upon between the Parties in relation with the requirements of the USVI, as expressed in the Request or otherwise.

2.2
The Prime Contract and the EPCI Contract shall, in particular, define the detailed terms and conditions with respect to the performance of the Parties’ respective responsibilities, it being expressly agreed that:

(a)	Both Parties will work on an open book basis concerning the costs and contingencies of the Offer and related EPCI costs in order to ensure reasonable commercial profitability for both Parties.

(b)
The EPCI Contract must be signed on the basis of the specific terms and conditions of the Prime Contract and therefore cannot be entered into between the Parties before the Prime Contract has been awarded by the USVI.

(c)
The Parties will expeditiously and in good faith negotiate the EPCI Contract simultaneously to the Prime Contract to be executed by OTE Corp. and USVI and that the role of DCNS shall include all usual and customary responsibilities of an EPCI contractor with reasonable and equitable payment for such responsibilities.

(d)
Should the Parties be unable to negotiate a mutually acceptable EPCI Contract within hundred and twenty (120) days after the Prime Contract is executed by OTE Corp. and USVI, and provided that both Parties have exercised good faith in such negotiations, OTE Corp. shall be permitted to proceed with the its obligations under the Prime Contract independently of DCNS. In such case and only when Prime Contract has been awarded by the USVI to OTE Corp, OTE Corp. will pay upon invoicing by DCNS of:

1.	the cost of the feasibility study as per Annex 4, plus,

2.	the associated travel and accommodation expenses related to the performance of the Project plus,

3.	a lump sum fee of 1.5% of the amount of OTE Corp. offer to USVI; and

(e)	The EPCI Contract must comply with article 9.6 of this MoU.

2.3
The EPCI Contract shall be negotiated in good faith between the Parties in accordance with the general principles provided in this MoU, provided however that nothing in this MoU may be construed as binding or otherwise compelling either Party to enter into the EPCI Contract.

2.4
This MoU constitutes a cooperation for the aforementioned purposes and no relationship other than that created by virtue hereof shall be established by any reference to the Parties. Nothing in this MoU establishes or creates, nor should in any way be interpreted as establishing or creating a joint venture, corporation, partnership of formal business or legal entity of any kind whatsoever, the “affectio societatis” being expressly excluded herein.

2.5
Throughout the term of this MoU, each Party undertakes that it shall not, directly or indirectly, participate in any OTEC power plants and SDC systems project in USVI and/or the Project in any manner other than in accordance with the provisions of this MoU.

2.6
It is mutually agreed that each Party shall bear its own expenses incurred for the performance of its obligations under this MoU without being entitled to claim any reimbursement of such expenses or part thereof from the other Party. The estimated costs for the performance of the preliminary feasibility study are indicated in Annex 4.

2.7
For the purpose of the Project and before the Prime Contract is awarded to OTE Corp., DCNS will conduct with OTE Corp., in accordance with Annexes 2 and 3, a preliminary feasibility study of the USVI site(s) where the Project could be performed, without prejudice of a possible more detailed feasibility study to be agreed between the Parties.

ARTICLE 3 – OFFER

3.1
The Parties shall closely cooperate in order to prepare a competitive Offer which OTE Corp. will submit to the USVI. Nonetheless, each Party is specifically responsible of the part of the Offer pertaining to its part in the Work Sharing.

3.2
During the Offer phase, the Parties will give reasonable assistance to each other with respect to the preparation and the submission of the Offer in order for said Offer to be accepted and OTE Corp. to be awarded the Prime Contract by the USVI. A Party shall not take any commitment which may affect the other Party and/or the other Party’s Work Share without the previous written consent of said Party.

ARTICLE 4  – COMING INTO FORCE, DURATION AND VALIDITY

4.1	This MoU shall come into force on the date it is executed by both Parties.

4.2	This MoU shall remain in force and effect until the occurrence of any of the following, whichever occurs first:

4.2.1	after a twenty four (24) month period starting from its coming into force as per article 4.1 unless said period be terminated earlier or extended by mutual written consent of the Parties;

4.2.2	in accordance with article 4.3;

4.2.3	the definitive withdrawal or cancellation of the Request by the USVI;

4.2.4	the Offer has been rejected by the USVI;

4.2.5	the USVI has selected the offer of a third party for the Project;

4.2.6	hundred and twenty (120) days after the Prime Contract is executed by OTE Corp. and USVI and the Parties have not entered into the EPCI Contract (as provided in article 2.2(c));

4.2.7	the entering into force of the EPCI Contract by the Parties, which shall expressly provide for the superseding of this MoU.

In the above events and with the exception of § 4.2.6 above, none of the Parties shall have the right to claim damages as consequence thereof, except if such termination is a consequence of gross negligence or willful misconduct.

4.3
Either Party hereto shall have the right to terminate this MoU by giving thirty (30) days prior written notice to the other Party in the event of a material breach or material default by the other Party of its obligations under this MoU and where such defaulting Party does not remedy or undertake reasonable steps to remedy within thirty (30) days after receipt of written notice to that effect from the initiating Party.

4.4
The termination of this MoU shall not relieve the Parties of any of their respective obligations under article 5 (Confidentiality), article 7 (Communication - Advertising) and article 8 (Governing Law and Arbitration) of this MoU.

ARTICLE 5 – CONFIDENTIALITY

The confidential information exchanged between the Parties in the framework of this MoU shall be protected and disclosed exclusively in accordance with the provisions of Annex 1 hereto.

ARTICLE 6 – ASSIGNMENT

Neither Party has the right to assign or transfer any or all of its rights and obligations under this MoU to any third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed. For the purposes of this Article, assignment by a Party to a wholly-owned subsidiary of that Party established for the sole purpose of performing this Project shall be permitted.

ARTICLE 7 – COMMUNICATIONS – ADVERTISING

Neither Party shall issue a news release, public announcement, advertisement, or other form of publicity concerning its activities in connection with this MoU unless agreed in writing by the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed. However, nothing in this MoU, shall be interpreted to prevent either Party from complying applicable law with regard to the issuance of statements related to the subject matter hereof, subject to prior notice to the other Party.

ARTICLE 8 – GOVERNING LAW AND ARBITRATION

This MoU shall be binding upon the Parties, their successors and assigns, and shall be governed and construed by the laws of Switzerland without giving effect to such law’s provisions regarding conflict of laws. All disputes between the Parties in connection with or arising out of the existence, validity, construction, performance and termination of this MoU (or any terms thereof), which the Parties are unable to resolve between themselves shall be settled in Geneva (Switzerland) under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. Proceedings shall be held in the English language.
Notwithstanding the foregoing, either Party may immediately seek injunctive relief in any court of competent jurisdiction.

ARTICLE 9 – INTELLECTUAL PROPERTY RIGHTS

9.1
All intellectual property rights, including without limitation any invention, know-how, data, whether patented or not, patent, processes, commercial or technical information of whatever nature, software (including source code), trademark or design, hereinafter referred to as “Intellectual Property”, of either Party prior the coming into force of this MoU or developed or acquired independently of this MoU (including with respect to the preparation of the Offer) by said Party shall remain vested or vest in such Party, subject to any rights of third parties, hereinafter referred to as “Background Intellectual Property”.

9.2
All Intellectual Property developed or acquired by either Party under this MoU without the benefit of any access to the Background Intellectual Property of the other Party shall vest in said Party, subject to any rights of third parties, and shall also be deemed to be Background Intellectual Property.

9.3
Should studies and/or work be conducted jointly during the performance of the Contract, without any particular Party being in a position to reasonably claim ownership, the relevant results shall be jointly owned by the Parties, subject to the rights of third party, and each Party shall have a non-exclusive, free of charge and nontransferable right to use said results. The Parties shall meet in order to determine the conditions of protection of said results and shall establish a joint ownership settlement of said results.

9.4
Each Party grants to the other Party a royalty-free, non-exclusive and nontransferable licence to use its Intellectual Property, including the Background Intellectual Property set out in article 9.1 and the Intellectual Property set out in article 9.2, strictly for the purpose of performing its obligations under this MoU. It is expressly understood that any such license shall be automatically revoked upon the end of the validity of this MoU as set forth in article 4.2. Nothing in this MoU shall be construed or interpreted as obliging either Party to furnish any Intellectual Property to the other Party.

9.5
Each Party hereby declares and warrants that the licenses it grants pursuant to article 9.4 above will not infringe the Intellectual Property of any third party and (ii) that it shall indemnify and hold the other Party harmless of any and all claims of third parties in this respect.

9.6	Unless agreed otherwise by the Parties, this entire clause shall apply also to and be stipulated in any agreement and contract subsequently entered into pursuant the MoU.

ARTICLE 10 – NOTICES

10.1
All notices, requests, consents, approvals, waivers and other communications hereunder shall be deemed to have been duly given and made when received, and shall be effective upon receipt, if (i) in writing (in the English language) and (ii) it is (a) delivered by registered or certified mail, return receipt requested, (b) delivered by a national courier service, or (c) sent by electronic transmission thereof, in each case, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person.

10.2	Notices to OTE CORP. shall be addressed to the attention of Jeremy P. FEAKINS at the following:

by mail:	800 South Queen Street
Lancaster, Pennsylvania 17603
United States of America

electronic:	Jeremy.feakins@OTEcorporation.com

telephone:	+1 717 299 1344

10.3	Notices to DCNS shall be addressed to the attention of Frederic LE LIDEC at the following:

by mail:	143, bis avenue de Verdun
F 92442 Issy les Moulineaux Cedex
France

electronic:	frederic.lelidec@dcnsgroup.com

telephone:	+33 1 78 46 71 27

ARTICLE 11 – ENTIRE MOU AND AMENDMENT

11.1
This MoU (including its 13 articles and its four (4) annexes attached hereto) constitutes the full and complete understanding and agreement between the Parties in relation to the Project and supersedes all prior agreements and understandings between the Parties in relation to the Project. In case of discrepancy between the annexes and the articles, the latter shall prevail.

11.2	No change, alteration, modification, or addition to this MoU shall be valid unless made in writing and properly executed as an amendment by the Parties hereto.

ARTICLE 12 – LANGUAGE

The Parties agree to use the English language for exchange between them of information, and more generally, the English language shall be used between the Parties for the purpose of their cooperation under the Project.

ARTICLE 13 – MISCELLANEOUS

13.1	Each Party shall act in its own name and on its own behalf and neither Party has the right to act on behalf of the other Party without said other Party’s prior written approval.

13.2
The failure of either Party at any time to enforce any of the provisions of this MoU shall not be construed as a waiver by such Party of any such provisions nor in any way affect the validity of this MoU, in whole or in part.

13.3
If any term, provision, covenant or condition of this MoU is held invalid or unenforceable for any reason, the remaining provisions of this MOU shall continue in full force and effect as if this MoU had been executed with the invalid or unenforceable portion eliminated, provided the effectiveness of the remaining portions of this MOU will not defeat the overall intent of the Parties. In such a situation, the Parties agree, to the extent legal and possible, to incorporate a replacement provision to accomplish the originally intended effect.

IN WITNESS WHEREOF the Parties have caused this Memorandum of Understanding to be executed in duplicate by their respective duly authorized representatives.

For OTE CORP.	For DCNS

Name: Jeremy P. Feakins	Name: Frederic Le Lidec

Title: CEO	Title: VP Ocean Energy Director

Signature: /s/ Jeremy P. Feakins	Signature: /s/ Frederic Le Lidec

Date: July 10, 2014	Date: 10th July 2014

ANNEX 1
CONFIDENTIALITY PROVISIONS

1.
“Information” shall mean all and any commercial, financial, technical, operational or other information appertaining in any way to the subject matter of this MoU (including, but not limited to, all data, know-how, calculations, designs, drawings, methods, processes, systems, explanations, demonstrations and the existence of the MoU) as have been or may be disclosed or granted access otherwise made available (any such disclosure, availability or granting of access being referred to in this Annex as “disclosure”) by one Party (“Discloser”) to the other (“Recipient”), but shall exclude any such information which:

a)	prior to disclosure was in the possession of the Recipient, as properly evidenced by the written records of the Recipient, and which the Recipient was entitled to use; or

b)	at the time of disclosure is in the public domain other than by reason of a breach of duty of the MoU; or

c)	after disclosure becomes generally available to third parties by publication or otherwise, other than by reason of a breach of duty or of the MoU,

d)	has been approved for release and by written authorisation of the Discloser.

2.
Any disclosure of Information shall be solely for the purposes detailed in the MoU and the Recipient shall not use nor permit nor cause others to use Information for any other purpose without the prior written consent of the Discloser.

3.	The Recipient undertakes:

a)
to treat all Information as strictly confidential and not to disclose any part of it to any third party (save as necessary to the Recipient’s employees, officers for the purposes detailed in the MoU) unless the prior written consent of the Discloser has been obtained in relation to such disclosure.

b)	not to disclose such Information to any other persons within the Recipient’s organisation other than those having a need-to-know;

c)	neither to disclose nor cause to be disclosed such Information whether directly or indirectly to any third party or persons other than those mentioned in subparagraphs (a) and (b) above;

d)	not to use such Information in whole or in part for any purpose other than the MoU without the prior written consent of the Discloser;

e)	subject to clause 5 of this Annex, not to copy or reduce Information to writing except as may be strictly necessary for the purposes of the MoU.

4.
Save only to the extent that the Recipient or any third party has pre-existing rights in any Information, it shall remain the absolute property of the Discloser and all documents, tapes, discs, films, photographs, models and other media embodying Information shall be returned to the Discloser by the Recipient on demand together with all copies of it, and at the latest thirty (30) days after the termination of this MoU.

5.
The Recipient shall not make any copies of or duplicate in any way in whole or in part any Information without the prior written agreement of the Discloser and where such copies or reproductions are permitted in accordance with this clause the Recipient shall treat them strictly in accordance with the provisions of this Annex and comply with the instructions of the Discloser with regard to the protection and disposal of them. The Recipient shall return the originals and all copies to the Discloser promptly upon the request of the Discloser, and at the latest thirty (30) days after the termination of this MoU.

6.
The Recipient shall provide proper and secure storage for all documents, materials and things comprising or embodying Information whilst in its custody or under its control and shall ensure that all necessary and proper security precautions are taken to safeguard Information and to restrict access to it.

7.
The Recipient shall ensure that any employee, officer to whom Information has been disclosed by, or otherwise as a result of disclosure to, the Recipient shall maintain the confidential nature of the Information as if such employee and/or officer had entered into an agreement with the Discloser in respect of it on the same terms mutatis mutandis as the terms contained in this Annex.

8.
Nothing in this Annex shall be construed or interpreted as obliging either party to furnish any Information to the other or to furnish Information in any form nor as granting to the Recipient any right or licence under or in relation to any Information.

9.
Any Information disclosed by the Parties under this MoU which is Classified Information shall be identified by the Discloser as Classified Information at the time of disclosure and the disclosure, protection, use and handling of such information shall be in accordance with the security procedures prescribed by the appropriate Government.

10.
The obligations contained in this Annex shall continue in full force and effect for the duration of this MoU and for five (5) years from the time of termination of the MoU notwithstanding that all or part of the documents, materials or other things embodying Information shall have been returned to the Discloser or that the purpose for which Information was disclosed has been abandoned, completed or has otherwise lapsed or ceased to apply.

ANNEX 2
WORK SHARING SCHEME

Workshare to be discussed and finalised later in accordance with article 2.1

1.           General Work Sharing scheme

USVI Project Tasks:	Workshare Comments:
A-USVI Feasibility Study Tasks:
Statement of Work	Joint
Establishment of Design Bases	OTE Corp lead, DCNS assistance
Selection of the site	Joint
Design of Land-Based OTEC Plant	Both parties with separate OTE Corp and DONS designs
Design of Floating OTEC Plant	Both parties with separate OTE Corp and DCNS designs
Design of Fresh Water Production	OTE Corp
Performance/Economic Analysis	Joint

B-USVI Design Study Tasks:
Environment Assessments	OTE Corp lead, DCNS assistance
Project Detail & Completion Design	DCNS
Environmental Impact (Permitting & Compliance to regulations)	OTE
Risk Management Register	DCNS

C-USVI Construction Tasks:
Final Project Installation	DCNS
Final hand over of project producible to USVI clients	OTE

D-Management of Operation & Maintenance:
Operation and Maintenance	DCNS

2.           Preliminary Feasibility Study Work Sharing scheme

USVI Project Tasks:	Workshare Comments:
Kick-Off Meeting
Establish plan of actions/responsibilities/schedule	Both parties
Establish POC’s for OTE and DCNS	Both parties
Statement of Work
Elaboration SoW	Both parties
MOU Teaming/Partnership Agreement
MOU drafting agreement	DCNS lead
MOU submittal	DCNS
MOU Teaming/Partnership Between OTE and DCNS	Both parties
Establishment of Design Bases
Land-based plant on St. Croix	OTE Corp lead, DCNS assistance
Floating plant off the coast of St. Thomas	OTE Corp lead, DCNS assistance
Production of fresh water	OTE Corp
Design Bases for Land-Based and Floating Plants	Both parties
USVI Visit & Working Group Session #1
OTE-DCNS meeting: SOW, Design Bases, Schedule	OTE Corp lead, DCNS assistance
Meeting with WAPA and USVI Office of Energy	OTE Corp lead, DCNS assistance
OTEC Site Visit on St. Croix	OTE Corp lead, DCNS assistance
Meeting with University of Virgin Island (UVI)	OTE Corp lead, DCNS assistance
Design of Land-Based OTEC Plant
Selection of the site	Both parties
System design & optimization	Both parties with separate OTE Corp and DCNS designs
Power interfacing with WAPA substation	Both parties with separate OTE Corp and DCNS designs
PFD, equipment list, instrumentation/control, safety	Both parties with separate OTE Corp and DCNS designs
General plant and seawater pipe layout	Both parties with separate OTE Corp and DCNS designs
Concept Designs of Land-Based OTEC Plant - OTE and DCNS	Both parties
Working Group Session # 2 at DCNS (Paris or Nantes)
Review of concept designs - land-based and floating plants	Both parties

USVI Project Tasks:	Workshare Comments:
Criteria for selecting common design based on techno-economic merits	Both parties
Methodology for joint economic analysis-CAPEX, OPEX, economic parameters	Both parties
Design of Floating OTEC Plant
System design & optimization	Both parties with separate OTE Corp and DCNS designs
Platform design concepts and CWP interfacing	Both parties with separate OTE Corp and DCNS designs
Submarine cable - interfacing with platform and WAPA substation	Both parties with separate OTE Corp and DCNS designs
Anchoring studies	Both parties with separate OTE Corp and DCNS designs
PFD, equipment list, instrumentation/control, safety	Both parties with separate OTE Corp and DCNS designs
General layout of the power system on platform	Both parties with separate OTE Corp and DCNS designs
Concept Designs of Floating OTEC Plant - OTE and DCNS	Both parties with separate OTE Corp and DCNS designs
Design of Fresh Water Production
Production of Fresh Water Studies	OTE Corp
Performance/Economic Analysis
Performance analysis: levelized power generation	Joint analysis
WBS and cost estimates: land-based and floating plants	Joint analysis
Economic analysis and COE	Joint analysis
Business case development	OTE Corp lead, DCNS assistance
Working Group Session # 3 at OTE (Manassas)
Review of initial economic analysis	Both parties
Selection of common design of land-based and floating plants	Both parties
Outline of the design report including economic analysis	Both parties
Assignment of preparing final report	Both parties
Common Design of Land-Based and Floating Plants	Both parties
Environment Assessments
Identify permit requirements and agencies	OTE Corp lead, DCNS assistance
Identify environmental regulations for the proposed land-based and floating plants	OTE Corp lead, DCNS assistance
Preliminary assessment of environmental impacts	OTE Corp lead, DCNS assistance
Perform risk mitigation and impact on costs & operation	OTE Corp lead, DCNS assistance
Environment Impact Assessment Report	OTE Corp lead, DCNS assistance
Implementation/Final Report
Preparation of final report	OTE Corp lead, DCNS assistance
Review by Office of Energy and WAPA	OTE Corp
Presentation to USVI stakeholders	OTE Corp lead, DCNS assistance
Implementation plan	OTE Corp lead, DCNS assistance

ANNEX 3
ESTIMATED SCHEDULE

ANNEX 4
ESTIMATED VALUE OF THE PRELIMINARY FEASIBILITY STUDY

USVI Feasibility Study Tasks:	Comments:	DCNS value: (assigned to this task)
Kick-off meeting	Both parties	2,000€
Statement of Work	Both parties	3,000€
MOU Teaming/Partnership Agreement	DCNS lead	5,000€
Establishment of Design Bases	OTE Corp lead	5,000€
USVI Visit & Working Group Session #1	Both parties	10,000€
Design of Land-Based OTEC Plant	Separate OTE and DCNS designs	21,000€
Working Group Session #2 at DCNS (Pans or Nantes)	Both parties	5,000€
Design of Floating OTEC Plant	Separate OTE and DCNS designs	25,000€
Design of Fresh Water Production	OTE Corp (not included in DCNS studies)	0€
Performance/Economic Analysis	Both parties	15,000€
Working Group Session #3 at OTE (Manassas)	Both parties	12,000€
Environment Assessments	OTE Corp lead, DCNS assistance	5,000€
Implementation/Final Report	OTE Corp lead, DCNS assistance	10,000€